Exhibit 1.01

Patterson-UTI Energy, Inc.
Conflict Minerals Report
For the Year Ended December 31, 2025

This Conflict Minerals Report (the “Report”) for the reporting period ended December 31, 2025 is presented by Patterson-UTI Energy, Inc. and its consolidated subsidiaries (“we”, “our”, “us” or the “Company”) to comply with Rule 13p-1 and Form SD promulgated under the Securities Exchange Act of 1934, as amended (the “Rule”).

I. Introduction

The Company’s Business

The Company is a Houston, Texas-based leading provider of drilling and completion services to oil and natural gas exploration and production companies in the United States and other select countries, including contract drilling services, integrated well completion services and directional drilling services in the United States, and specialized drill bit solutions in the United States, Middle East and many other regions around the world. Certain of the Company’s subsidiaries manufacture and sell products for which compliance with the Rule was required for the period covered by this Report, as follows:

•Current Power Solutions, Inc. (“Current Power”), manufactures and sells electronic controls to the energy, marine and mining industries in North America and other select markets.
•A division of Patterson-UTI Drilling Company LLC (“PDC”), manufactured and sold pipe handling components and related technology to drilling contractors during the period covered by this Report.
•The wireline business of NexTier Completion Solutions Inc. (“NexTier”), provides wireline services, including the manufacture and sale of addressable wireline switches to third parties.
•Mobile Data Technologies Ltd. (“MDT”) manufactured and sold data control instruments used in fracturing operations to third parties during the period covered by this Report.

Products Covered by This Report

This Report relates to the products that were manufactured or contracted to be manufactured for the period covered by this Report; and that contained gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten (“3TG”), that may be considered necessary to the functionality or production of such products, and that we had reason to believe may have originated in the Democratic Republic of the Congo and adjoining countries (“Covered Countries”) and may not have come from recycled or scrap sources.

For the period covered by this Report, these product(s) are:

•with respect to Current Power, electrical apparatuses, which include panel boards, switch boards, control boxes, and other components of assembled electrical apparatuses;
•with respect to PDC, components related to top drives, variable frequency drives and hydraulic power units;
•with respect to NexTier, addressable wireline switches; and
•with respect to MDT, data control instruments (collectively, the “Covered Products”).

As described below, although Current Power, PDC, NexTier and MDT (collectively, the “Subsidiaries”) do not directly purchase 3TG from mines, smelters, or refiners, nor make direct purchases of any minerals in the Covered Countries, the Subsidiaries purchase certain components and products that may contain metal, some of which may contain 3TG. These components and products are incorporated into the Covered Products and, therefore, the Covered Products are subject to the reporting obligations of the Rule. This Report covers all of the Covered Products together.

II. Due Diligence Design and Process

Our conflict minerals program is designed to conform, in all material respects, to the Organisation for Economic Co-operation and Development (the “OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and related Supplements on Tin, Tantalum, Tungsten and on Gold (the “OECD Guidance”). In accordance with the OECD Guidance, we took the following measures as part of our due diligence process.

The Company has adopted a policy relating to Conflict Minerals (the “Company Policy”), which is available at https://investor.patenergy.com/Investors/governance/Corporate-Governance/. For humanitarian reasons, the Company’s goal is to achieve responsible sourcing of materials, products, and components necessary to the functionality of the products that it manufactures or contracts to manufacture. We have also asked our suppliers to cooperate with us as we comply with the Rule and expect them to ask their suppliers to do the same.

As downstream companies, the Subsidiaries’ supply chains with respect to the Covered Products are complex. There are many third parties in the Subsidiaries’ supply chains with respect to the Covered Products between the ultimate manufacturer of the Covered Products and the original sources of 3TG. Although the Subsidiaries do not directly purchase 3TG from mines, smelters, or refiners nor make direct purchases of any minerals in the Covered Countries, the Subsidiaries purchase certain components and products that may contain metal, some of which may contain 3TG. The majority of the Subsidiaries’ suppliers of these components and products are several steps removed from smelters and mines, purchasing their components and products from suppliers who are also removed from direct interaction with smelters, refiners and mines. The Company must rely on the Subsidiaries’ suppliers to provide information regarding the origin of 3TG that are included in the Covered Products. Moreover, the Company believes that the smelters and refiners (“SORs”) of the 3TG are best situated to identify the sources of 3TG, and therefore, has taken steps to identify the applicable SORs of 3TG in the Subsidiaries’ supply chains, when possible.

The Company’s established due diligence process is designed to identify the source of any 3TG contained in its products. The Company’s due diligence process is an ongoing process carried out by a team of employees from the Company’s legal department and the Subsidiaries’ supply chain management and procurement departments. The team conducted an assessment to determine (1) which products are Covered Products, and (2) what suppliers supplied components used in the Covered Products. Once the Covered Products were identified, the team generated a list of relevant suppliers of such products.

The Company engaged an independent third-party consultant to engage with the relevant suppliers. All of the relevant suppliers were contacted through written communication making the suppliers aware of the Company’s policies regarding 3TG and requesting that the suppliers complete and return the Responsible Minerals Initiative (“RMI”) Conflict Minerals Reporting Template (the “CMRT”) Version 6.4 or higher. The CMRT was developed to facilitate disclosure and communication of information regarding smelters and refiners that provide material to a manufacturer’s supply chain. It includes questions about a direct supplier’s (a “Tier 1 supplier”) conflict minerals policy, its due diligence process, and information about its supply chain such as the names and locations of SORs as well as the origin of 3TGs used by those facilities.

Our third-party consultant reviewed and evaluated the responses that we received from suppliers for completeness and accuracy and engaged in follow-up communications with suppliers when information provided by the suppliers appeared to be incomplete and when suppliers failed to respond within a reasonable period of time. Where a supplier was unable to provide a CMRT, our third-party consultant requested information on its suppliers of products or components which may require 3TG for their production or functionality (“Tier 2 suppliers”). When contact information was provided, Tier 2 suppliers (and subsequent tiers of suppliers, as needed) were contacted via email or phone to attempt to build a chain-of-custody back to the 3TG SORs.

For those supply chains with SORs that were known or thought to be sourcing from the Covered Countries, additional investigation was needed to determine the source and chain-of-custody of the 3TG. Our third-party consultant relied on the following internationally accepted audit standards to determine which SORs are considered “DRC Conflict Free”: the Responsible Minerals Assurance Process (“RMAP”), the London Bullion Market Association (“LBMA”) Good Delivery Program and the Responsible Jewellery Council (“RJC”) Chain-of-Custody Certification. Our third-party consultant is an official vendor member of the RMI to further facilitate the exchange of supply chain data and technical information in the quest for global ethical sourcing of materials. This membership provides our third-party consultant access to the following working groups: Engage with the CMRT Development Team, Smelter Engagement Team, Smelter Data Management Team, RMI Stakeholders Call, and RMI Plenary.

As indicated in our Form SD filing, this Report is publicly available on our website at
https://investor.patenergy.com/Investors/financials/sec-filings/default.aspx.

III. Due Diligence Results

Based on the information obtained pursuant to the due diligence process, the Company does not have sufficient information with respect to the Covered Products to determine whether the 3TG in the Covered Products was sourced through a supply chain that benefited armed groups in the Covered Countries.

The due diligence process identified over 5,000 components and products requiring assessment. Following the industry standard process, CMRTs were sent to and requested from Tier 1 suppliers. The following is the result of the outreach conducted by the Company for the 2025 reporting year.

 Supply Chain Outreach Metrics:

Number of in-scope suppliers	Response rate for the 2025 reporting year
345	42%

Of the supplier responses, we have identified 365 smelters and refineries unique to each of the 3TG as potential sources of the 3TG in our products, of which 215 have reportedly received a “conformant” designation from the RMI, 14 are listed as “Active” from the RMI, 13 have reportedly received a “conformant” designation from either the LBMA or the RJC and 123 are not listed or unknown. A list of the 365 smelters identified is attached to this report as Appendix A. Because many of the suppliers provided information with respect to their entire supply chain, rather than specifically for the components and products supplied to the Subsidiaries, we are unable to validate the accuracy of this list.

Given the nature of the Subsidiaries’ supply chains and the need to rely upon suppliers to identify sources of 3TG in Covered Products, it has not been practical for the Company to identify specific mines or locations of origin of such 3TG. Even those suppliers who can identify particular smelters associated with their products may not have information regarding the mines from which the smelters obtain the ores used to produce the minerals or have the ability to trace specific suppliers from the smelters to the Covered Products.

IV. Future Steps to Mitigate Risk

We will continue our supply chain due diligence efforts and engagement with suppliers to identify sources of conflict minerals in order to further mitigate the risk that 3TG in our products could benefit armed groups in the Covered Countries.

Appendix A

Metal	Smelter Name	Smelter Country
Gold	8853 S.p.A.	Italy
Gold	ABC Refinery Pty Ltd.	Australia
Gold	Abington Reldan Metals, LLC	United States of America
Gold	Advanced Chemical Company	United States of America
Gold	African Gold Refinery(1)	Uganda
Gold	Agosi AG	Germany
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold	Albino Mountinho Lda.	Portugal
Gold	Alexy Metals	United States of America
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Gold	Argor-Heraeus S.A.	Switzerland
Gold	ASAHI METALFINE, Inc.	Japan
Gold	Asahi Refining Canada Ltd.	Canada
Gold	Asahi Refining USA Inc.	United States of America
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Attero Recycling Pvt Ltd	India
Gold	AU Traders and Refiners	South Africa
Gold	Augmont Enterprises Private Limited	India
Gold	Aurubis AG	Germany
Gold	Aurubis AG, Hamburg	Germany
Gold	Bangalore Refinery	India
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden Mineral AB (Ronnskar)	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	Caridad	Mexico
Gold	Cendres + Metaux S.A.	Switzerland
Gold	CGR Metalloys Pvt Ltd.	India
Gold	Chimet S.p.A.	Italy
Gold	Chugai Mining	Japan
Gold	Coimpa Industrial LTDA	Brazil
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold	Dijllah Gold Refinery FZC	United Arab Emirates
Gold	Dongwu Gold Group	China
Gold	Dowa	Japan
Gold	DSC (Do Sung Corporation)	Republic of Korea

Gold	Eco-System Recycling Co., Ltd. East Plant	Japan
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan
Gold	Elite Industech Co., Ltd.	China
Gold	Emerald Jewel Industry India Limited (Unit 1)	India
Gold	Emerald Jewel Industry India Limited (Unit 2)	India
Gold	Emerald Jewel Industry India Limited (Unit 3)	India
Gold	Emerald Jewel Industry India Limited (Unit 4)	India
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	Fujairah Gold FZC	United Arab Emirates
Gold	Gasabo Gold Refinery Ltd	Rwanda
Gold	GG Refinery Ltd.	Tanzania
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India
Gold	Glencore Canada Corporation - CCR Refinery	Canada
Gold	Gold by Gold Colombia	Colombia
Gold	Gold Coast Refinery	Ghana
Gold	Gold Corporation - The Perth Mint	Australia
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Germany GmbH Co. KG	Germany
Gold	Heraeus Metals Hong Kong Ltd.	China
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China
Gold	HwaSeong CJ CO., LTD.	Republic of Korea
Gold	Impala Platinum - Base Metal Refinery (BMR)	South Africa
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	South Africa
Gold	Impala Platinum - Rustenburg Smelter	South Africa
Gold	Industrial Refining Company	Belgium
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	International Precious Metal Refiners	United Arab Emirates
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Italpreziosi	Italy
Gold	JALAN & Company	India
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Co., Ltd.	China
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation

Gold	JSC Novosibirsk Refinery	Russian Federation
Gold	JSC Uralelectromed(1)	Russian Federation
Gold	JX Advanced Metals Corporation	Japan
Gold	K.A. Rasmussen	Norway
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kazzinc Ltd	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States of America
Gold	KGHM Polska Miedz S.A. Oddzial Huta Miedzi, Glogow	Poland
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Korea Zinc Co., Ltd.	Republic of Korea
Gold	Kundan Care Products Ltd.	India
Gold	Kyrgyzaltyn JSC	Kyrgystan
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
Gold	L'azurde Company For Jewelry	Saudi Arabia
Gold	L'Orfebre S.A.	Andorra
Gold	Lingbao Gold Co., Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	LS MnM Inc.	Republic of Korea
Gold	LT Metal Ltd.	Republic of Korea
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Marsam Metals	Brazil
Gold	Materion	United States of America
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	MD Overseas	India
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa
Gold	Metallix Refining Inc.	United States of America
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies S.A.	Switzerland
Gold	Metalor USA Refining Corporation	United States of America
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Gold	Minera Titan del Peru SRL (MTP) - Belen Plant	Peru
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	MKS PAMP SA	Switzerland
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Modeltech Sdn Bhd	Malaysia
Gold	Morris and Watson	New Zealand

Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	Naoshima Smelter & Refinery	Japan
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	NH Recytech Company	Republic of Korea
Gold	Nihon Material Co., Ltd.	Japan
Gold	NOBLE METAL SERVICES	United States of America
Gold	Oegussa Oesterreichische Gold- und Silber-Scheideanstalt Gesm.b.H.	Austria
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)(1)	Russian Federation
Gold	Pease & Curren	United States of America
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Planta Recuperadora de Metales SpA	Chile
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Precinox S.A.	Switzerland
Gold	QG Refining, LLC	United States of America
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Refinery of Seemine Gold Co., Ltd.	China
Gold	REMONDIS PMR B.V.	The Netherlands
Gold	Royal Canadian Mint	Canada
Gold	SAAMP	France
Gold	Sabin Metal Corp.	United States of America
Gold	Safimet S.p.A	Italy
Gold	SAFINA A.S.	Czechia
Gold	Sai Refinery	India
Gold	SAM Precious Metals FZ-LLC	United Arab Emirates
Gold	Samduck Precious Metals	Republic of Korea
Gold	SAMWON METALS Corp.	Republic of Korea
Gold	SEMPSA Joyeria Plateria S.A.	Spain
Gold	Shandong Gold Smelting Co., Ltd.	China
Gold	Shandong Humon Smelting Co., Ltd.	China
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Shenzhen CuiLu Gold Co., Ltd.	China
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	China
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China
Gold	Shirpur Gold Refinery Ltd.	India
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Singway Technology Co., Ltd.	China
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Solar Applied Materials Technology Corp.	China

Gold	SOLEIL METALS (Chala One Plant)	PERU
Gold	SOLEIL METALS (YAKARI Plant)	PERU
Gold	Sovereign Metals	India
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
Gold	Sudan Gold Refinery	Sudan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	SungEel HiMetal Co., Ltd.	Republic of Korea
Gold	Super Dragon Technology Co., Ltd.	China
Gold	T.C.A S.p.A	Italy
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	India
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Tongling Nonferrous Jinguan (Ausmelt) Copper Industry	China
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	Torecom	Republic of Korea
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States of America
Gold	Valcambi S.A.	Switzerland
Gold	WEEEREFINING	France
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Yamakin Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Yunnan Copper Southwest Copper Branch	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Zijin Mining Group Gold Smelting Co. Ltd.	China
Tantalum	5D Production OU	Estonia
Tantalum	AMG Brasil	Brazil
Tantalum	D Block Metals, LLC	United States of America
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States of America
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.	China
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China

Tantalum	KEMET de Mexico	Mexico
Tantalum	Materion Newton Inc.	United States of America
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Mineracao Taboca S.A.	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	NPM Silmet OU	Estonia
Tantalum	PowerX Ltd.	Rwanda
Tantalum	QuantumClean	United States of America
Tantalum	Resind Industria e Comercio Ltda.	Brazil
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	TANIOBIS Co., Ltd.	Thailand
Tantalum	TANIOBIS GmbH	Germany
Tantalum	TANIOBIS Japan Co., Ltd.	Japan
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany
Tantalum	Telex Metals	United States of America
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	China
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Tin	Alpha Assembly Solutions Inc	United States of America
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam
Tin	Aurubis Beerse	Belgium
Tin	Aurubis Berango	Spain
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China
Tin	China Tin Group Co., Ltd.	China
Tin	Conecsus LLC	United States of America
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil
Tin	CRM Synergies EMEA, S.L.U.	Spain
Tin	CV Ayi Jaya	Indonesia
Tin	Dongguan Best Alloys Co., Ltd.	China
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China
Tin	Dowa	Japan
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam
Tin	EM Vinto	Bolivia
Tin	Estanho de Rondonia S.A.	Brazil
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil

Tin	Fenix Metals	Poland
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	Global Advanced Metals Greenbushes Pty Ltd.	Australia
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
Tin	HuiChang Hill Tin Industry Co., Ltd.	China
Tin	Jiangxi New Nanshan Technology Ltd.	China
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	China
Tin	Luna Smelter, Ltd.	Rwanda
Tin	Ma'anshan Weitai Tin Co., Ltd.	China
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia
Tin	Melt Metais e Ligas S.A.	Brazil
Tin	Metallic Resources, Inc.	United States of America
Tin	Mineracao Taboca S.A.	Brazil
Tin	Mining Minerals Resources SARL	Democratic Republic of Congo
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	Japan
Tin	Modeltech Sdn Bhd	Malaysia
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	Novosibirsk Tin Combine	Russian Federation
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Operaciones Metalurgicas S.A.	Bolivia
Tin	P Kay Metal, Inc	United States of America
Tin	Pongpipat Company Limited	Myanmar
Tin	Precious Minerals and Smelting Limited	India
Tin	PT Arsed Indonesia	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Bangka Prima Tin	Indonesia
Tin	PT Cipta Persada Mulia	Indonesia
Tin	PT Masbro Alam Stania	Indonesia
Tin	PT Mitra Graha Raya	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Mitra Sukses Globalindo	Indonesia

Tin	PT Panca Mega Persada	Indonesia
Tin	PT Premium Tin Indonesia	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia
Tin	PT Rajehan Ariq	Indonesia
Tin	PT Timah Tbk Kundur	Indonesia
Tin	PT Timah Tbk Mentok	Indonesia
Tin	Resind Industria e Comercio Ltda.	Brazil
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	India
Tin	Rui Da Hung	China
Tin	Super Ligas	Brazil
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Japan
Tin	Thaisarco	Thailand
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China
Tin	Tin Technology & Refining	United States of America
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	VQB Mineral and Trading Group JSC	Vietnam
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil
Tin	Woodcross Smelting Company Limited	Uganda
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China
Tungsten	A.L.M.T. Corp.	Japan
Tungsten	ACL Metais Eireli	Brazil
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil
Tungsten	Artek LLC	Russian Federation
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam
Tungsten	China Molybdenum Tungsten Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China
Tungsten	Cronimet Brasil Ltda	Brazil
Tungsten	DONGKUK INDUSTRIES CO., LTD.	Republic of Korea
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Geo Enterprise	Georgia
Tungsten	Global Tungsten & Powders LLC	United States of America
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck Tungsten GmbH	Germany
Tungsten	HANNAE FOR T Co., Ltd.	Republic of Korea
Tungsten	Hubei Green Tungsten Co., Ltd.	China
Tungsten	Hunan Jintai New Material Co., Ltd.	China

Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Jing Yuan Tungsten Technology Co., Ltd.	China
Tungsten	JSC “Kirovgrad Hard Alloys Plant”	Russian Federation
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	Vietnam
Tungsten	Kennametal Fallon	United States of America
Tungsten	Kennametal Huntsville	United States of America
Tungsten	LAOS SOUTHERN MINING SMELTING SOLE CO.,LTD	Lao People’s Democratic Republic
Tungsten	Lianyou Metals Co., Ltd.	China
Tungsten	Lianyou Resources Co., Ltd.	China
Tungsten	LLC Vostok	Russian Federation
Tungsten	MALAMET SMELTING SDN. BHD.	Malaysia
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Masan High-Tech Materials	Vietnam
Tungsten	Moliren Ltd.	Russian Federation
Tungsten	Nam Viet Cromit Joint Stock Company	Vietnam
Tungsten	Niagara Refining LLC	United States of America
Tungsten	NPP Tyazhmetprom LLC	Russian Federation
Tungsten	OOO “Technolom” 1	Russian Federation
Tungsten	OOO “Technolom” 2	Russian Federation
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	Philippines
Tungsten	Philippine Carreytech Metal Corp.	Philippines
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tungsten	S.P.T. spol.s r.o.	Czechia
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany
Tungsten	Tungamoy Metals Inc.	Republic of Korea
Tungsten	Tungsten Vietnam Joint Stock Company	Vietnam
Tungsten	Unecha Refractory Metals Plant	Russian Federation
Tungsten	Uzbekistan Technological Metallurgical Complex JSC	Uzbekistan
Tungsten	Wolfram Bergbau und Hutten AG	Austria
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China

Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China

(1)Certain of the Subsidiaries’ suppliers reported the presence of the following entities in their supply chains: African Gold Refinery, which was sanctioned by the United States Department of Treasury, Office of Foreign Assets Control (“OFAC”) on March 17, 2022, JSC Uralelectromed, which was sanctioned by OFAC on July 20, 2023, and OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet), which was sanctioned in the United Kingdom on November 8, 2023. Additionally, certain of the Subsidiaries’ suppliers reported the presence of LLC Vostok in their supply chains.  This entity name resembles the name(s) of one or more sanctioned entities, and we are unable to verify whether LLC Vostok is sanctioned by OFAC based on the limited information available. Because of the over-reporting nature of the industry CMRT information collection process, and the nature of the Subsidiaries’ supply chains, we are unable to confirm whether these, or any, specific SORs are or were active in our supply chains. Our policy is to comply with all applicable sanctions laws, and we do not have any direct transactions or contractual relationships, nor are we, to the best of our knowledge, engaging in indirect transactions, with these entities.